Exhibit 99.1

Cartica Acquisition Corp

Announces Pricing of

$200 Million Initial Public Offering

New York, NY, January 4, 2022 – Cartica Acquisition Corp (“Cartica” or the “Company”), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. Although the Company may pursue a business combination partner in any industry or sector, it intends to focus its efforts on completing a business combination with an India-based technology firm.

The units will be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “CITEU” beginning January 5, 2022. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “CITE” and “CITEW”, respectively. The offering is expected to close on January 7, 2022, subject to customary closing conditions.

J.P. Morgan Securities LLC is acting as sole book running manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price, to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, phone: 866-803-9204, email: prospectus-eq_fi@jpmchase.com.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 4, 2022. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This communication contains “forward-looking statements,” including with respect to the closing of the Company’s initial public offering and the anticipated use of the net proceeds from the offering. No assurance can be given that the offering will be completed on the terms described or at all, or that the net proceeds will be used as indicated. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the offering, as filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements after the date of this communication, except as required by law.

About Cartica Acquisition Corp

Cartica Acquisition Corp is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although the Company may pursue a business combination partner in any industry or sector, it intends to focus its efforts on completing a business combination with a suitable candidate focused on the technology space in India. Our sponsor is an affiliate of Cartica Management, LLC, an emerging markets-focused asset management firm based in Washington D.C. with investments concentrated in small- and mid-cap companies.

Contacts

Andrew Mariyanich

Cartica Acquisition Corp

Email: amariyanich@carticaspac.com

Tel: +1-202-602-8679

2